                                                             REG. NO. 333-_____

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 2000



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                           KAISER ALUMINUM CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                      94-3030279
 (State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                           5847 San Felipe, Suite 2600
                              Houston, Texas 77057
                    (Address of Principal Executive Offices)

                    KAISER 1997 OMNIBUS STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                J. Kent Friedman
                    Senior Vice President and General Counsel
                           Kaiser Aluminum Corporation
                           5847 San Felipe, Suite 2600
                              Houston, Texas 77057

                                  713-267-3777
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                                                 Proposed
                                                    Proposed Maximum              Maximum
 Title of Securities to       Amount to be         Offering Price Per            Aggregate              Amount of
      be Registered            Registered                 Share               Offering Price         Registration Fee
------------------------- --------------------  -------------------------  ---------------------  ----------------------
Common Stock (par
value $.01 per share)       5,500,000 shares          $4.34375(a)               $23,890,625              $6,307.13
========================= ====================  =========================  =====================  ======================

(a) Estimated, in accordance with Rule 457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share represents the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange as of April 27, 2000, which is within five (5) business days prior to the date of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         (c)      Definitive Schedule 14A (Proxy Statement) filed on April 21,
                  2000.

         (d) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") on June 20, 1991, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such document.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the securities being registered hereunder will be passed upon by J. Kent Friedman, Esq., Senior Vice President and General Counsel of the Registrant, who is also an officer of the parent corporations of the Registrant and an officer and/or director of certain subsidiaries of the Registrant. Mr. Friedman, in his capacity as Senior Vice President and General Counsel of the Registrant, is an executive officer of the Registrant and is a participant in various employee benefit plans offered to officers and employees of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

         Reference also is made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including officers and directors, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. A Delaware corporation may indemnify its officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer, director, employee or agent actually and reasonably incurred in connection therewith.

         The Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Registrant provide for indemnification of directors, officers and employees of the Registrant to the fullest extent authorized by law.

         In addition, the Registrant has entered into indemnification agreements with each of its directors and officers which provide that the Registrant will indemnify such individuals if and whenever they were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were a director, officer or employee of the Registrant, or are or were serving at the request of the Registrant or any of its subsidiaries as a director, officer, employee, agent or other official of another corporation, partnership, joint venture, trust, or other enterprise, against judgments, fines and amounts paid in settlement and reasonable expenses (including attorney's fees) actually incurred by them in connection with such action, suit or proceeding except to the extent that (a) any judgments, fines, amounts paid in settlement and expenses are finally determined by a court of competent jurisdiction to have resulted from their gross negligence or bad faith in the performance of their duties (or, alternatively in the case of certain of the indemnification agreements, result from conduct which is finally determined by a court of competent jurisdiction to be knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct), (b) any amount is paid without the prior approval of the Registrant in settlement of a proceeding brought in the name and on behalf of the Registrant or another corporation, partnership, joint venture, trust or other enterprise for which they are or were serving at the request of the Registrant as a director, officer, employee, agent or other official, (c) such indemnification is otherwise prohibited by law, whether by statute, court decision or otherwise, or (d) reimbursement of such expenses has actually been made pursuant to insurance policies maintained by the Registrant for their benefit. For these purposes, service at the request of the Registrant with respect to an "other enterprise" includes service with respect to any employee benefit plan. The agreements further provide for the advancement of expenses incurred in defending any such action, suit or proceeding upon receipt of a repayment undertaking if it is ultimately determined that such individuals are not entitled to be indemnified or to the extent they recover such expenses from others pursuant to insurance or otherwise.

         The Registrant may terminate the agreements on 90 days' prior written notice to such individuals, but the indemnification provided by the agreements continues to apply to all actions taken or failed to be taken by such individuals prior to the expiration of the 90-day notice period notwithstanding such termination.

         The Registrant provides liability insurance for each of its directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

         Subject to certain limitations and exceptions, the Registrant has insurance coverage for losses by any person who is or hereafter may be a director or officer of the Registrant arising from claims against that person for any wrongful act in his capacity as a director or officer of the Registrant or any of its subsidiaries. The policy also provides for reimbursement to the Registrant for indemnification given by the Registrant pursuant to common or statutory law or its Restated Certificate of Incorporation or Amended and Restated By-Laws to any such person arising from any such claims.

         The foregoing discussion is qualified in its entirety by reference to the DGCL, the Registrant's Restated Certificate of Incorporation and Amended and Restated By-Laws, and the referenced indemnification agreements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                          Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnifica tion is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on May 3, 2000.



                                       KAISER ALUMINUM CORPORATION


                                       By:    /s/ Raymond J. Milchovich
                                          ----------------------------------
                                                 Raymond J. Milchovich
                                            President, Chief Executive Officer
                                               and Chief Operating Officer

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             Signatures                                            Title                                     Date
             ----------                                            -----                                     ----
/s/ Raymond J. Milchovich                       President, Chief Executive Officer, Chief                 May 3, 2000
Raymond J. Milchovich                                 Operating Officer and Director
                                                      (Principal Executive Officer)

/s/ John T. La Duc                             Executive Vice President and Chief Financial               May 3, 2000
John T. La Duc                                                   Officer
                                                      (Principal Financial Officer)


/s/ Daniel D. Maddox                                  Vice President and Controller                       May 3, 2000
Daniel D. Maddox                                      (Principal Accounting Officer)

/s/ Robert J. Cruikshank                                         Director                                 May 3, 2000
Robert J. Cruikshank

/s/ George T. Haymaker, Jr.                         Chairman of the Board and Director                    May 3, 2000
George T. Haymaker, Jr.


                                        6

/s/ Charles E. Hurwitz                                           Director                                 May 3, 2000
Charles E. Hurwitz

/s/ Ezra G. Levin                                                Director                                 May 3, 2000
Ezra G. Levin

/s/ James D. Woods                                               Director                                 May 3, 2000
James D. Woods

                                        7

                                INDEX TO EXHIBITS


Exhibit No.           Description
------------          -----------
4.1                   Restated Certificate of Incorporation of the Registrant,
                      dated February 18, 2000 (incorporated by reference to
                      Exhibit 3.1 to the Report on Form 10-K for the period
                      ended December 31, 1999, filed by Registrant, File
                      No. 1-9447).

4.2                   Amended and Restated By-Laws of the Registrant, dated
                      October 1, 1997 (incorporated by reference to Exhibit 3.3 to the Report on Form 10-Q for the period ended September
                      30, 1997, filed by the Registrant, File No. 1-9447).

4.3                   Certificate of Retirement of the Registrant, dated
                      October 24, 1995 (incorporated by reference to Exhibit
                      3.2 to the Report on Form 10-K for the period ended
                      December 31, 1995, filed by the Registrant, File No
                      1-9447).

4.4                   Certificate of Retirement of the Registrant, dated
                      February 12, 1998 (incorporated by reference to Exhibit
                      3.3 to the Report on Form 10-K for the period ended
                      December 31, 1997, filed by the Registrant, File No
                      1-9447).

4.5                   Certificate of Elimination of the Registrant, dated July
                      1, 1998 (incorporated by reference to Exhibit No. 3.4 to the Report on Form 10-Q for the period ended June 30, 1999, filed by the Registrant, File No. 1-9447).

4.6                   Certificate of Amendment of the Restated Certificate of
                      Incorporation of the Registrant, dated January 10, 2000
                      (incorporated by reference to Exhibit 3.5 to the Report on Form 10-K for the period ended December 31, 1999, filed by the Registrant, File No. 1-9447).

*5                    Opinion of Counsel re Legality.

*23.1                 Consent of Independent Accountants.

*23.2                 Consent of Counsel (included in Exhibit 5).

*24                   Power of Attorney.

* 99                  Kaiser 1997 Omnibus Stock Incentive Plan.

* Included in this filing.

                                        8